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                                                                   Exhibit 10.9

                              MARKET ACCESS PROGRAM

                               MARKETING AGREEMENT

THIS MARKET ACCESS PROGRAM MARKETING AGREEMENT (the "Agreement") is made and entered into as of the 1st day of June 2002, by and between Lipman Capital Group, Inc., with offices at 660 Madison Avenue, 15th Floor, New York, NY 10021 (hereinafter referred to as "LCG") and a21, Inc., with offices at One Embarcadero Centre, Suite 500, San Francisco, CA 94111 (hereinafter referred to as the "Company").

                                   WITNESSETH:

For and in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. ENGAGEMENT. The Company hereby hires and employs LCG as an independent contractor, and LCG does hereby accept its position as an independent contractor to the Company, upon the terms and conditions hereinafter set forth.

2. TERM. This Agreement shall be for 12 months (cancelable on two (2) months advance notice) from the date hereof.

3. DUTIES AND OBLIGATIONS OF LCG. LCG shall have the following duties and obligations under this Agreement:

          3.1 Establish a financial public relations methodology designed to increase awareness of the Company within the investment community.

          3.2 Assist the Company in the accurate communication and dissemination of its business plan as well as other relevant information provided by the company to the financial marketplace.

          3.3 Expose the Company to a broad network of active retail brokers, financial analysts, institutional fund managers, private investors and active financial newsletter writers.

          3.4 Assist the Company in obtaining financial institution coverage.

          3.5  Assist  the  Company  with  any  financing   activity  by  making
     introductions to the investment community

          3.6 Prepare the Company's due diligence reports, corporate profile and fact sheets for the investment community.

          3.7 Upon the Company's request set up at least one investment conference with a minimum of 20 financial institutions or individual investors participating.

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          3.8 Conduct a tele-marketing  campaign to the investment community and brokerage Community and conduct tele-conferences with a LCG moderator, Company executive(s), brokers, financial analysts, fund managers and other interested participants.

          3.9 Feature the Company's corporate profile or fact sheet in LCG`s web-site(s).

          3.10 Assist the Company in the preparation of all press releases and coordinate the releases via a Company paid account with PR NewsWire or BusinessWire.

          3.11 Create, build and continually enhance a fax database of all brokers, investors, analysts and media contacts who have expressed an interest in receiving on-going information on the Company. LCG will assist the Company in setting up an account with a fax broadcasting agency to manage the actual broadcasting in the event the Company does not have this capability in-house. Further, LCG will, at its election, mass-fax broadcast select releases to its network of U.S. stockbrokers, analysts and institutional investors.

          3.12 E-mail press releases, corporate announcements, broker updates and Company news developments to LCG`s e-mail database of brokers, institutional fund managers, financial analysts and industry professionals.

          3.13 Serve as the Company's external publicist and endeavor to obtain media coverage on the Company in both trade and industry press, on local and national radio and/or TV programming, in subscription-based financial newsletters, and on the worldwide web.

          3.14 Introduce the Company to various fund managers and institutional investors.

ALL OF THE FOREGOING LCG PREPARED DOCUMENTATION CONCERNING THE COMPANY, INCLUDING, BUT NOT LIMITED TO, DUE DILIGENCE REPORTS, CORPORATE PROFILE, FACT SHEETS, AND QUARTERLY NEWSLETTERS, SHALL BE PREPARED BY LCG FROM MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY IN WRITING PRIOR TO DISSEMINATION BY LCG.

4. LCG `S COMPENSATION. Upon the execution of this Agreement (and as otherwise provided below), the Company hereby agrees to pay LCG as follows:

          4.1 A grant of 120,000 shares of the Company's common stock earned and vested on a pro rata basis monthly over 12 months, subject to rule 144 ("Common Stock").

          4.2 A warrant (subject to customary adjustments) to purchase 120,000 shares of the Company's common stock at an exercise price of $1.25 per share earned and vested on a pro rata basis monthly over 12 months, subject to rule 144 ("Warrant").

          4.3 A consulting fee equal to five percent (5%) of any capital raised through investors introduced directly by LCG who were previously unknown to the Company ("Consulting Fee").

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     The Consulting  Fee shall be applicable  for any investment  made within 12 months of the termination of this Agreement as per the above.

          4.4 A consulting warrant (subject to customary adjustments) to purchase one (1) share of the Company's common stock for every twenty (20) shares purchased by investors introduced directly by LCG who were previously unknown to the Company ("Consulting Warrant"). The Consulting Warrant shall be applicable for any shares purchased within 12 months of the termination of this Agreement as per the above.

          4.5 Piggy-back registration rights for the Common Stock and all shares underlying the Warrant and Consulting Warrant as earned and vested.

          4.6 Five thousand dollars ($5000.00) per month beginning on the first of month after the Company completes a capital raise net to the Company of $1,000,000 or more ("Monthly Fee"). The Monthly Fee shall reduce to 5,000 the 10,000 shares of the Common Stock that is earned and vested monthly by LCG as referenced in 4.1 above.

5. LCG INDEMNIFICATION. LCG hereby agrees to indemnify and hold harmless the Company and its officers, directors, agents and representatives from any and all actions, claims, losses or damages, together with all reasonable costs and expenses (including legal fees) arising from the gross negligence or willful misconduct of LCG or its agents or representatives in the performance of its duties under this Agreement.

6. LCG'S EXPENSES AND COSTS. The Company shall pay all reasonable costs and expenses incurred by LCG, its directors, officers, employees and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement, excluding LCG's general and administrative expenses and costs, but including and not limited to the following costs and expenses: postage, telephone, travel and lodging. Any expenses in excess of $250 shall be pre-approved in writing by the Company. Additionally, if expenses in total exceed $1,000, the Company shall be notified.

7. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (including by courier or overnight carrier), or by certified or registered first class mail, postage prepaid. Any such notice shall be deemed given when so delivered personally; or, if mailed, forty-eight (48) hours after the date of deposit in the mail, as follows:

                           If to LCG:                660 Madison Avenue
                                                     15th Floor
                                                     New York, NY 10021

                           If to the Company:        One Embarcadero Centre
                                                     Suite 500
                                                     San Francisco, CA 94111

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Either party may, by notice given in  accordance  with this Section to the other party hereto, designate another address or person for receipt of notices hereunder.

8. ENTIRE AGREEMENT. This Agreement, the Stock Purchase Warrants and the Registration Rights Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

9. WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded or canceled, and the terms, provisions and conditions hereof may be waived, only by a written instrument signed by authorized representatives of the parties hereto or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede or cancel this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof. Any actions, claims or suits (whether in law or equity) arising out of or relating to this Agreement, or the alleged breach thereof, shall be brought only in courts located in New York and the Company hereby waives its rights, if any, to bring such actions, claims or suits in any other courts. LCG and the Company hereby agree to submit themselves to the jurisdiction of the courts located in New York for the enforcement of this provision and for the enforcement of any judgment rendered by such courts. If any action, claim or suit is brought by LCG against the Company hereunder and the Company is not otherwise subject to service of process in New York, the Company agrees to and does hereby irrevocably appoint the Secretary of State of the State of New York as the Company's agent for the acceptance of service of process therein, and a copy of such process shall be mailed by LCG to the Company at the Company's last known address.

11. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the non-assigning party hereto, except that either party hereto may assign its rights hereunder to an affiliate of such party without the permission of the other party; PROVIDED, HOWEVER, that no such assignment shall operate to release the assigning party from its duties or liabilities hereunder.

12.  COUNTERPARTS.  This  Agreement  may be executed  by the  parties  hereto in
separate   counterparts  which  together  shall  constitute  one  and  the  same instrument.

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13. NO THIRD-PARTY BENEFICIARIES. None of the provisions of this Agreement shall be for the benefit or enforceable by any other person not a party to this Agreement.

14. SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable and in no event shall this Agreement be rendered void or unenforceable.

15. CONSTRUCTION AND REPRESENTATION BY COUNSEL. The parties hereto represent that in the negotiation and drafting of this Agreement they have each been represented by and relied upon the advice of the respective counsel of its choice. The parties hereto affirm that each of their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. a21, Inc.

                 By: __________________________________________
                     Name: Albert H. Pleus
                     Title:   Chairman

                     LIPMAN CAPITAL GROUP, INC.

                 By: __________________________________________
                     Name:    John Lipman
                     Title: President and CEO

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